Exhibit 99.1

Contact

Billy Balfour

Bottomline Technologies

bbalfour@bottomline.com

603-501-5219

Bottomline Technologies Acquires Legal e-Billing Provider

Expands Legal Spend Management Offering with Acquisition of Visibillity

PORTSMOUTH, N.H. – January 4, 2006 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of payments and invoice automation software and services, today announced the company has acquired Chicago-based Visibillity, Inc., a provider of legal e-billing solutions specializing in the insurance industry.

The acquisition of Visibillity further bolsters the company’s position as a leading provider of Web-based legal spend management services to the insurance industry. With this acquisition, Bottomline adds a number of significant clients, including CNA Insurance, Employers Mutual Casualty Company and RiverStone Group, to its growing customer base. Because insurers rely heavily on their outside counsel, effective legal spend management solutions can have a dramatic impact on clients’ efficiency and profitability. By combining the powerful transactional capabilities of Bottomline’s Legal eXchange® with Visibillity’s extensive planning and collaboration tools, Bottomline will further enhance its feature-rich platform to proactively manage and control legal-related fees, expenses and relationships.

“We believe this extension of our legal spend management solution and domain expertise will enable us to deliver greater value to existing customers and new users alike,” said Joe Mullen, CEO of Bottomline Technologies. “We welcome and look forward to providing Visibillity’s customers with advanced functionality for addressing the issues central to legal spend management such as compliance, budgeting and performance metrics.”

Among the many organizations leveraging Legal eXchange are five of the largest property and casualty insurers in the world, and industry-leading organizations in healthcare, manufacturing, communications, energy and utilities. As a result of the acquisition, Bottomline’s expanded legal spend management solutions will now serve nearly 60,000 users combined, including users at more than 4,000 law firm offices.

“In Bottomline Technologies, we found a strong and innovative industry leader with which we could partner to extend our technology vision while continuing to service our existing customers,” said Faiz Ahmed, CEO of Visibillity. “I believe Bottomline’s commitment to this growing market will serve existing and future customers of the combined organization in a unique way. We are looking forward to the many new opportunities that lie ahead.”

The consideration for the acquisition was $11.5 million in cash.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides payments and invoice automation software and services to organizations seeking more secure and efficient financial processes. The company remains at the forefront of delivering innovative solutions that complement and extend the value of existing financial processes, business relationships and back-office systems. These solutions have enabled industry-leading corporations, banks and financial institutions to automate, manage and control processes involving payments and collections, invoice approval, cash flow, risk mitigation, reporting and document archive. For more information, please visit www.bottomline.com.

Bottomline Technologies, Legal eXchange and the BT logo are trademarks of Bottomline Technologies, Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the anticipated benefits of the acquisition of Visibillity and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: market demand, technological change, general economic conditions and other factors discussed in our most recent quarterly report filed with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.